UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 16, 2004

Date of Report (Date of Earliest Event Reported)

MAC-GRAY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-13495	04-3361982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

22 Water Street Cambridge, MA 02141
(Address of principal executive offices)

(617) 492-4040
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

EXPLANATORY NOTE

Pursuant to Items 7 (a) (4) and 7 (b) (2) of the Securities and Exchange Commission’s (the “Commission”) General Instructions for Form 8-K, Mac-Gray Corporation (the “Company” or “Mac-Gray”) hereby amends its current Form 8-K, filed with the Commission on February 19, 2004.

Item 7.            FINANCIAL STATEMENTS AND EXHIBITS

Item 7 (a).      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Filed as exhibit 99.2 of this report and incorporated by reference are the following financial statements of Web Service Company, Inc. Eastern Region: (i) Report of Independent Certified Public Accountants, (ii) Balance Sheet as of December 31, 2003, (iii) Statement of Operations and Equity for the twelve months ended December 31, 2003, (iv) Statement of Cash Flows, and (v) Notes to the Financial Statements.

Item 7 (b).      PRO FORMA FINANCIAL INFORMATION

Filed as exhibit 99.3 of this report and incorporated by reference are the Company’s Unaudited Pro Forma Combined Balance Sheet as of December 31, 2003, and the Company’s Unaudited Pro Forma Combined Statement of Operations for the twelve months ended December 31, 2003.

Item 7 (c).      EXHIBITS

EXHIBIT NO.	DESCRIPTION

*2.1	Asset Purchase Agreement, dated as of January 16, 2004, between Mac-Gray Corporation and Web Service Company

*10.1	Second Amendment to Revolving Credit and Term Loan Agreement dated as of January 16, 2004

23.1	Consent of Hurley & Company

*99.1	Press release of Mac-Gray Corporation issued on January 20, 2004

99.2	Balance Sheet of Web Service Company, Inc. Eastern Region as of December 31, 2003, and Statement of Income and Equity and Cash Flows for the twelve months ended December 31, 2003

99.3	Unaudited Pro Forma Combined Balance Sheet of Mac-Gray Corporation as of December 31, 2003 and Unaudited Pro Forma Combined Statement of Operations for the twelve months ended December 31, 2003

*      Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2004	MAC-GRAY CORPORATION

	By:	/s/ Michael J. Shea
Michael J. Shea Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO	DESCRIPTION

*2.1	Asset Purchase Agreement, dated as of January 16, 2004, between Mac-Gray Corporation and Web Service Company, Inc.

*10.1	Second Amendment to Revolving Credit and Term Loan Agreement dated as of January 16, 2004

23.1	Consent of Hurley & Company

*99.1	Press release of Mac-Gray Corporation issued on January 20, 2004

99.2	Balance Sheet of Web Service Company, Inc. Eastern Region as of December 31, 2003, and Statement of Income and Equity and Cash Flows for the twelve months ended December 31, 2003

99.3

Unaudited Pro Forma Condensed Consolidated Balance Sheet of Mac-Gray Corporation as December 31, 2003 and Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended December 31, 2003

*      Previously filed.